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                                                           EXHIBIT 23.2

                                 March 23, 2001


MarkWest Hydrocarbon, Inc.
155 Inverness Drive West, Suite 200
Englewood, Colorado 80112


Ladies and Gentlemen:


     Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the MarkWest Hydrocarbon, Inc. Securities & Exchange Commission Form 10-K for the year ended December 31, 2000 and in the MarkWest Hydrocarbon, Inc. Annual Report for the year ended December 31, 2000 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. and dated March 5, 2001.


                                        Sincerely,



                                        CAWLEY, GILLESPIE & ASSOCIATES, INC.